EXHIBIT 10.2

LOCK-UP AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of February_____, 2012 by and between One E-Commerce Corporation, a Nevada corporation (the “Company”), and __________________ (“Shareholder”).

WHEREAS, the Company and Islet Sciences, Inc., a Delaware corporation, have entered into a share exchange agreement dated _______________, 2012 (the “Share Exchange Agreement”) with DiaKine Therapeutics, Inc., a Delaware corporation (“DiaKine”), and the stockholders of DiaKine whose names are set forth on Exhibit B attached thereto, including Shareholder, whereby, among other things, Shareholder will exchange all Shareholder’s equity interest in Diakine in exchange for the number of shares of Series C Preferred Stock (“Preferred Stock”) of the Company set forth next to their name on Exhibit B.

WHEREAS, in connection with the Share Exchange Agreement, Shareholder has agreed not to sell any shares of Preferred Stock that Shareholder presently owns, owns or may acquire after the date hereof, or any shares of the Company’s common stock, par value $.001 per share, issuable upon conversion of Preferred Stock (collectively, the “Lock-Up Shares”), except in accordance with the terms and conditions set forth herein.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.   Restriction on Transfer; Term.  Shareholder hereby agrees with the Company that such Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly (each, a “transfer”), any of the Lock-Up Shares owned by such Shareholder as of the date of the Closing until the date that is at least six (6) months following the Closing (the “Period”); provided, however, that the restrictions contained in this Section 1 shall not apply to (i) transfers of the Lock-Up Shares to any Affiliate of Shareholder provided that (x) any such transfer shall not involve a disposition for value, and (y) each  transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned, (ii) transfers of the Lock-Up Shares pursuant to a take-over bid for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other transaction, involving a change of control of the Company, (iii) transfers as may be required by reason of the bankruptcy of Shareholder and (iv) transfers required by the order of or the terms of any judgment, order, award and decree issued by any court, tribunal or arbitrator.

2.   Ownership.  During the Period, Shareholder shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect thereof.

3.   Company and Transfer Agent.  The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent.  The Company and its transfer agent are hereby authorized by Shareholder to decline to make any transfer of the Lock-Up Shares if such transfer would constitute a violation or breach of this Agreement.

4.   Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m.  in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept the same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

1370 Avenue of the Americas, Suite 902
New York, New York 10019
Attention: John Steel
Telephone: (858) 699-8313
Fax: (212) 245-4165

with copies (which copies shall not constitute notice) to:

Guzov Ofsink, LLC
900 Third Avenue, 5th Floor
New York, New York 10022
Attention:  Darren Ofsink
Tel. No.:  (212) 371-8008, ext. 102
Fax No.:  (212) 688-7273

If to Shareholder,

to the address set forth below their name on attached Exhibit B or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5.   Amendment.  This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

6.   Entire Agreement.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

7.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction.  This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

8.   Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9.   Severability.  The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

10.   Binding Effect; Assignment.  This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.   Headings.  The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement.  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.  References to the singular shall include the plural and vice versa.

12.   Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document.  This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

13.   Specific Performance; Injunctive Relief.  The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to the Company and the Investors upon such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

ONE E-COMMERCE CORPORATION

By:
Name
Title

[SHAREHOLDER]

By:
Name:
Title: